EXHIBIT 5.1
[Letterhead of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.]
August 3, 2009

OXiGENE, Inc.
701 Gateway Blvd.
South San Francisco, CA 94080

Ladies and gentlemen:
          We have acted as counsel for OXiGENE, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on August 3, 2009 under the Securities Act of 1933, as amended (the “Act”), covering the offering for resale, on a delayed or continuous basis, of up to a maximum of 10,000,000 shares of the Company’s common stock, $0.01 par value per share (the “Shares”), by the selling stockholder named therein (the “Selling Stockholder”). The Shares have been issued pursuant to the Amended and Restated Purchase Option Agreement by and among the Company, the Selling Stockholder and Symphony ViDA, Inc., dated as of July 2, 2009.
          As counsel to the Company, we have examined such corporate records, documents, agreements and such matters of law as we have considered necessary or appropriate for the purpose of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. Upon the basis of such examination, we advise you that in our opinion the Shares that have been issued are validly issued, fully paid and nonassessable.
          We are members of the Bar of the Commonwealth of Massachusetts, and the opinions expressed herein are limited to questions arising under the laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.
          We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement.

Very truly yours,

/s/ MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.